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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): July 29, 1999




                        SKYLYNX COMMUNICATIONS, INC.
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           (Exact name of registrant as specified in its charter)




COLORADO                          0-24687                      84-1360029
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(State or other           (Commission file number)         (Employer Identi-
incorporation)                                                 fication No.)




         600 South Cherry Street, Suite 305, Denver, Colorado 80246
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           (Address of principal executive offices)    (Zip Code)



     Registrant's telephone number, including area code:  (303) 316-0400
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       --------------------------------------------------------------
        (Former name or former address, if changed since last report)



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ITEM 2:   ACQUISITION OF ASSETS
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     On July 29, 1999, SkyLynx Communications, Inc., a Colorado
corporation, through a wholly owned subsidiary, SkyLynx Communications MST, Inc., a Delaware corporation, ("SkyLynx" or the "Company") closed upon and consummated an Asset Purchase Agreement dated as of July 29, 1999, (the "Agreement") between the Company and Inficad Computing and Design, LLC, an Arizona limited liability company, ("Inficad"), and Hunter Bennett, Deborah
C. Bennett and Alva James Bennett, as members of Inficad (the "Members") (hereafter Inficad and the Members may collectively be referred to as "Seller" or "Sellers"), pursuant to which the Company acquired certain assets, properties and contractual rights of Sellers used in their business of providing residential and business dial-up and dedicated phone line and data access to the internet, along with web design, co-location and hosting services (the "Business").

     Under the terms of the Agreement, the Company acquired (a) all machinery, leasehold improvements, construction in progress, furniture and fixtures, computer equipment and monitors, routers, servers, computer software, and any other fixed assets owned by Seller and used in the operations of the Business; (b) all real property interests (whether owned or leased) used or for use in the Business; (c) all motor vehicles used or for use in the Business, and all radios, attachments and accessories now located in or on such motor vehicles; (d) all of Sellers' interests and rights and benefits under any leases of machinery, vehicles, equipment, tools, furniture, fixtures or other fixed assets; (e) all contractual rights of Seller with Seller's customers which relate to the conduct of the Business; (f) the contracts and other agreements to which Seller is a party in connection with the Business; (g) all of Seller's inventory of parts, supplies and accessories used in the Business; (h) all proprietary rights of Seller; (i) all permits, licenses, franchises, consents and other approvals and operating rights relating to the Business; (j) all communications equipment (together with any rights to frequencies related thereto) used in connection with the Business; (k) all right, title and interest of Seller in and to all telephone and telecopier numbers used by Seller in the conduct of the Business; (l) all of Seller's right, title and interest in and to the name "Inficad Computing and Design" and any other names used in connection with the Business and the rights to use such names; (m) all manual and automated routing and billing information and components thereof, including, without limitation, all routing and billing computer software and programs containing any customer information; (n) all operating data and records of Seller, including, without limitation, all of Seller's existing documents, files and other material related to all current or past customers of the Business, financial, accounting and credit records, correspondence, budgets and other similar documents and records;
(o) all of the goodwill of the Business; (p) all securities, investment property and other such assets of Seller, including all amounts on deposit with Seller; and (q) all other tangible and intangible assets used in the Business.

     In consideration of the acquisition of the above assets of Inficad, the Company paid the following purchase price:

     The Purchase Price, as defined in the Agreement, was (a) the sum of $1,125,000 in immediately available funds as follows: (i) $125,387.59 was retained by SkyLynx in repayment of a loan, (ii) $520,552.51 was paid to certain of Seller's creditors; and (iii) $479,059.90, the remainder of the cash portion, was paid to Sellers; and (b) an aggregate number of shares of common stock of SkyLynx, par value $.001 ("the "Consideration Shares") determined by dividing $1,450,000 by the market value of a share of SkyLynx Common Stock, less the holdback shares described below. The market value of the Consideration Shares is deemed to be the average closing price of a share of SkyLynx Common Stock on the Over-the-Counter Market for the ten
(10) trading days immediately preceding the Closing Date.

     Of the Consideration Shares, shares having a market value of $257,500 (the "Holdback Shares"), were retained by the Company as security for the Sellers' indemnification obligations under the Agreement. The Holdback Shares will be retained by the Company for a period of one year and used as collateral to satisfy any claims the Company may have against the Sellers for indemnity under the terms of the Agreement. The source of funds used by the Company to pay the cash portion of the purchase price was working capital derived from the Company's recently completed private placement of equity securities.

     The Company will continue to operate the business from its principal facilities in Phoenix, Arizona. As part of those continuing operations, Hunter Bennett agreed to continue in the employ of the Company for a period of two years at a base salary of $6,250 per month.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements
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          Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

     (b)  Pro Forma Financial Information
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          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

     (c)  Exhibits
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          Item Title
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          1.1  Asset Purchase Agreement dated as of July 29, 1999

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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SKYLYNX COMMUNICATIONS, INC.


Dated:  August 10, 1999               By:   /s/ Jeffery A. Mathias
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                                           Jeffery A. Mathias, President